Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

JOUNCE THERAPEUTICS, INC.

a Delaware corporation

at

$1.85 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, CONTINGENT UPON RECEIPT OF PROCEEDS FROM THE DISPOSITION OF CVR PRODUCTS DURING THE DISPOSITION PERIOD AND OCCURRENCE OF CERTAIN OTHER EVENTS DESCRIBED IN THE CVR AGREEMENT

Pursuant to the Offer to Purchase

Dated April 5, 2023

by

CONCENTRA MERGER SUB, INC.

a wholly owned subsidiary of

CONCENTRA BIOSCIENCES, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M.

EASTERN TIME ON MAY 3, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

April 5, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 5, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”) in connection with the offer by Concentra Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of Concentra Biosciences, LLC, a Delaware limited liability company (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), at a price of $1.85 in cash per Share, net to the seller, without interest and subject to any withholding of taxes (the “Cash Consideration”), plus one non-transferable contractual contingent value right (each, a “CVR,” and each CVR together with the Cash Consideration, the “Offer Price”) per Share, all upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The “Offer Price” for the Offer is $1.85 in cash per Share, without interest and subject to any withholding of taxes, plus one non-transferable contractual CVR per Share, all upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 26, 2023 (together with any amendments or supplements thereto, the “Merger Agreement”), among Jounce, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Jounce, without a meeting of Jounce’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and Jounce will be the surviving corporation and a wholly owned subsidiary of Parent (such merger, the “Merger”). Certain obligations of Parent under the Merger Agreement have been guaranteed by Tang Capital Partners, LP, a Delaware limited partnership, pursuant to an Equity Commitment and Guarantee Letter dated as of March 26, 2023. At the effective time of the Merger, all then outstanding Shares (other than: (i) Shares held in Jounce’s treasury; (ii) Shares owned, directly or indirectly, by Parent or Purchaser; and (iii) Shares held by stockholders immediately prior to the effective time of the Merger who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither effectively withdrawn nor lost such rights to appraisal and payment) will be converted into the right to receive consideration equal to the Offer Price, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

4. The Offer and withdrawal rights will expire at 6:00 p.m., Eastern Time, on May 3, 2023, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the depositary and paying agent for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

JOUNCE THERAPEUTICS, INC.

a Delaware corporation

at

$1.85 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, CONTINGENT UPON RECEIPT OF PROCEEDS FROM THE DISPOSITION OF CVR PRODUCTS DURING THE DISPOSITION PERIOD AND OCCURRENCE OF CERTAIN OTHER EVENTS DESCRIBED IN THE CVR AGREEMENT

Pursuant to the Offer to Purchase

Dated April 5, 2023

by

CONCENTRA MERGER SUB, INC.

a wholly owned subsidiary of

CONCENTRA BIOSCIENCES, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 5, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute, the “Offer”), in connection with the offer by Concentra Merger Sub, Inc., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of Concentra Biosciences, LLC, a Delaware limited liability company (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), at a price of $1.85 in cash per Share, net to the seller, without interest and subject to any withholding of taxes, plus one non-transferable contractual contingent value right (each, a “CVR”) per Share, all upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                         SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:

(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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